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Exhibit 10.95

AMENDMENT TWO

TO

Capital Markets ERISA Nonqualified Pension Plan

        WHEREAS, Countrywide Financial Corporation, a Delaware corporation (the "Company"), wishes to amend the Capital Markets ERISA Nonqualified Pension Plan (the "Plan") in accordance with Section 3.02 of IRS Notice 2006-79, 2006-43 I.R.B. 763 (October 4, 2006), as modified by IRS Notice 2007-86, I.R.B., 2007-46 I.R.B. 990 (October 22, 2007), to permit certain Plan participants to elect, by December 31, 2007 or December 31, 2008, to receive a lump sum payment in January 2008 and January 2009, respectively, with respect to all or a portion of their unvested Plan Account Balances that are attributable to amounts credited to their Plan Accounts.

        NOW THEREFORE, the Plan is amended, effective October 1, 2007, in accordance with Section 12.2 of the Plan in the following manner:

Article 7 is revised by adding new Section 7.3 at the end thereof to read as follows:

7.3
SPECIAL 2007 and 2008 ELECTION AND 2008 and 2009 DISTRIBUTION OPPORTUNITIES.    Notwithstanding any provision of Article 4, 5, 6, 7, 8 or 9 to the contrary, to the extent permitted by the Committee or its designee in its sole discretion, a Participant may change his or her distribution elections with respect to any portion of his or her unvested Account Balance without regard to the limitations set forth in Code Section 409A(a)(2), provided (i) the Participant delivers a properly executed Separation Agreement and General Release prescribed by the Committee no later than December 31, 2007 for the 2008 opportunity or December 31, 2008 for the 2009 opportunity, and (ii) such election does not affect payments that would otherwise be made in 2007 or 2008 absent the election. The portion of any Participant's unvested Account Balance that becomes subject to this Section 7.3 shall be paid to the Participant in a lump sum in January 2008 and January 2009, respectively. The Committee or its designee is not required to provide this opportunity to all Participants, and may limit this opportunity (in accordance with applicable law) to the Participant(s) it deems appropriate in its sole discretion and to those who execute an appropriate Separation Agreement and General Release.

        WHEREFORE, the Company has caused this Amendment Two to be signed by it duly authorized officer this 21st day of December, 2007.

COUNTRYWIDE FINANCIAL CORPORATION
			By:	/s/ Marshall M. Gates
				Name:	Marshall M. Gates
				Title:	SMD, CAO
Attest:
By:	/s/ Leora Goren
	Name:	Leora Goren
	Title:	SMD, CHRO

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  Exhibit 10.95
AMENDMENT TWO TO Capital Markets ERISA Nonqualified Pension Plan